Exhibit 4.3

Mr P J Cescau

29 March 2006

Your reward package effective 1st January 2006

We are pleased to confirm the changes to your reward package as from 1st January 2006.

Base Salary

Effective 1st January 2006 your annual base salary will be GBP 972,500.

This means an increase of 4%. The salary will be paid as follows:

•	Unilever NV will pay € 100,000 in the Netherlands.

•	The balance will be payable in the UK by Unilever PLC.

The 4% increase will also apply to your pensionable base pay. Your pensionable base pay as from January 2006 is EURO 1,295,809.

Variable Pay

Your annual variable pay for 2006 will range between 0% and 150% of your base salary.

Up to 100% of your annual variable pay will be based on achievement of Unilever’s 2006 business results targets. The remaining 50% will be based upon achievement of your personal (QoR) targets.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Appendix 1a and 1b show details of the targets agreed with the Remuneration Committee.

One-quarter of the variable pay will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

Long-Term Incentives

Global Performance Share Plan

Under the new Global Performance Share Plan you will be awarded 3,000 NV shares and 20,000 PLC shares, both on a conditional basis. The face value of this award in 2006 is approximately €345,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets.

The targets are outlined in the Appendix 2.

TSR LTIP Plan

Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €800,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies.

The list of companies in our competitive set and the vesting conditions are in Appendix 3.

Matching Shares

As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares.

All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

At 1st April 2006 and on the basis of your new salary your personal shareholding in Unilever is around 205%.

Perquisites and benefits

Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will be covered via the Director’s Pension letter.

2005 was the first year of the new One-Unilever organisation, and real progress was made.

I look forward to work together with you in 2006.

With kind regards,

/s/ Antony Burgmans

Antony Burgmans

END

Mr R H P Markham

29 March 2006

Your reward package effective 1st January 2006

We are pleased to confirm the changes to your reward package as from 1st January 2006.

Base Salary

Effective 1st Jan 2006 your annual base salary will be £ 664,500. This means an increase of 3%. The salary will be paid as follows:

•	Unilever NV will pay € 100,000 in the Netherlands.

•	The balance will be payable in the UK by Unilever PLC.

Variable Pay

Your annual variable pay for 2006 will range between 0% and 100% of your base salary.

Up to 80% of your annual variable pay will be based on achievement of Unilever’s 2006 business results targets. The remaining 20% will be based upon achievement of your personal (QoR) targets.

One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Appendix 1a and 1b show details of the targets agreed with the Remuneration Committee.

Long-Term Incentives

Global Performance Share Plan

Under the new Global Performance Share Plan you will be awarded 2,000 NV shares and 13,500 PLC shares, both on a conditional basis. The face value of this award in 2006 is approximately €230,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets.

The targets are outlined in the Appendix 2.

TSR LTIP Plan

Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €500,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies.

The list of companies in our competitive set and the vesting conditions are in Appendix 3.

Matching Shares

As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares.

All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary.

At 1st April 2006 and on the basis of your new salary your shareholding (including the shareholding of your immediate family) in Unilever is 425%

Perquisites and benefits

Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will continue to be covered via the Director’s Pension letter.

2005 was a challenging year for the team as we set ourselves the task of revitalising Unilever. We wanted to take this opportunity to thank you for your contribution in 2005.

We look forward to your continued support as we build on the 2005 achievements and drive our agenda in 2006.

With kind regards,

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END

Mr C J van der Graaf

29 March 2006

Your reward package effective 1st January 2006

We are pleased to confirm the changes to your reward package as from 1st January 2006.

Base Salary

Effective 1st January 2006 your annual base salary will be € 798,000.

This means an increase of 5%. The salary will be paid as follows:

•	Unilever PLC will pay GBP 65,000 in the UK.

•	The balance will be payable in the Netherlands by Unilever NV.

Variable Pay

Your annual variable pay for 2006 will range between 0% and 100% of your base salary.

Up to 80% of your annual variable pay will be based on achievement of Unilever’s 2006 business results targets. The remaining 20% will be based upon achievement of your personal (QoR) targets.

One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Appendix 1a and 1b show details of the targets agreed with the Remuneration Committee.

Long-Term Incentives

Global Performance Share Plan

Under the new Global Performance Share Plan you will be awarded 2,000 NV shares and 13,500 PLC shares, both on a conditional basis. The face value of this award in 2006 is approximately €230,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets.

The targets are outlined in the Appendix 2.

TSR LTIP Plan

Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €500,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies.

The list of companies in our competitive set and the vesting conditions are in Appendix 3.

Matching Shares

As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares.

All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

At 1st April 2006 and on the basis of your new salary your personal shareholding in Unilever is around 115%.

Perquisites and benefits

Local practice will apply to you for company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will continue to be covered via the Director’s Pension letter.

2005 was a challenging year for the team as we set ourselves the task of revitalising Unilever. We wanted to take this opportunity to thank you for your contribution in 2005.

We look forward to your continued support as we build on the 2005 achievements and drive our agenda in 2006.

With kind regards,

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END

Mr R D Kugler

29 March 2006

Your reward package effective 1st January 2006

We are pleased to confirm the changes to your reward package as from 1st January 2006.

Base Salary

Effective 1st January 2006 your annual base salary will be GBP 587,500.

This means an increase of 3%.

The salary will be paid as follows:

•	Unilever NV will pay € 100,000 in the Netherlands.

•	The balance will be payable in the UK by Unilever PLC.

Variable Pay

Your annual variable pay for 2006 will range between 0% and 100% of your base salary.

Up to 80% of your annual variable pay will be based on achievement of Unilever’s 2006 business results targets. The remaining 20% will be based upon achievement of your personal (QoR) targets.

One-quarter of that will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

The Business results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets and each has 50% weighting.

Appendix 1a and 1b show details of the targets agreed with the Remuneration Committee.

Long-Term Incentives

Global Performance Share Plan

Under the new Global Performance Share Plan you will be awarded 2,000 NV shares and 13,500 PLC shares, both on a conditional basis. The face value of this award in 2006 is approximately €230,000.

The number of shares that you will actually receive at the end of the three-year performance period will depend on the achievement of the performance targets.

The targets are outlined in the Appendix 2.

TSR LTIP Plan

Under the Unilever TSR LTIP plan you will be allotted Unilever shares equivalent in value to €500,000. After three years 0 – 200% of the allotted shares will vest dependent upon Unilever’s TSR (Total Shareholder Return) ranking against a peer group with 20 other companies.

The list of companies in our competitive set and the vesting conditions are in Appendix 3.

Matching Shares

As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares.

All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

At 1st April 2006 and on the basis of your new salary your personal shareholding in Unilever is around 160%.

Perquisites and benefits

Local practice will apply to you for medical insurance, company car and other employee provisions.

As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will be covered via the Director’s Pension letter. Your pensionable salary will not include the variable pay element.

2005 was a challenging year for the team as we set ourselves the task of revitalising Unilever. We wanted to take this opportunity to thank you for your contribution in 2005.

We look forward to your continued support as we build on the 2005 achievements and drive our agenda in 2006.

With kind regards,

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END